UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 14, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02 (e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2009 Incentive Compensation Plan

Effective April 14, 2009, the Board of Directors (the “Board”) of Dollar Thrifty Automotive Group, Inc. (the “Company”) approved the 2009 Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), its annual bonus plan for executive officers. The Incentive Compensation Plan provides participants with the opportunity to earn an annual bonus based on a percentage of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). The bonus will be paid in cash (the “Incentive Award”) to participating executives if actual EBITDA for the performance period equals or exceeds the pre-established threshold. The Incentive Awards allocated to participants vary based on the participant’s position and level of responsibility within the Company. Each executive officer’s targeted level of Incentive Award is based on a percentage of his or her base salary as follows:

		Target Award
Named		(as a Percentage
Executive Officer	Title	of Base Salary)
Scott L. Thompson	President and Chief Executive Officer	100%
R. Scott Anderson	Senior Executive Vice President	75%
H. Clifford Buster III	Executive Vice President and Chief Financial Officer	75%
Vicki J. Vaniman	Executive Vice President	60%
James S. Duffy	Vice President	35%

Upon achievement of the pre-established performance goals, management will recommend to the Board individual participant awards for approval. It is anticipated that if the targeted level of EBITDA is attained or exceeded, the payout under the Incentive Compensation Plan would occur by March 15, 2010.

The Incentive Compensation Plan also includes a mechanism for forfeiture and, if applicable, repayment by the participant of awards where a participant engages in “Detrimental Activity” as defined in the plan. In addition, executives who also participate in the Company’s Executive Retention Bonus Plan will only be entitled to receive the greater of their bonus under the Incentive Compensation Plan or their award under the Retention Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

April 20, 2009	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Executive Vice President, Chief Financial Officer

and Principal Financial Officer

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